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                                                                      EXHIBIT 99


                      (SCB COMPUTER TECHNOLOGY, INC. LOGO)




Contacts:  T. Scott Cobb                            Michael J. Boling, CPA
           President and Chief Executive            Executive Vice President,
           Officer                                  Chief Financial Officer, and
           901-754-6577                             Treasurer
                                                    901-754-6577


                     SCB COMPUTER TECHNOLOGY, INC. ANNOUNCES
                      CHANGE IN STATUS OF SEC INVESTIGATION

      MEMPHIS, Tenn. (September 26, 2001) - SCB Computer Technology, Inc. (OTCBB:SCBI) announced today that the Securities and Exchange Commission has converted its informal inquiry of SCB's accounting and financial practices into a formal investigation.

      In April 2000, SCB announced that it intended to restate certain of its fiscal 1998-2000 financial statements, prompting an informal inquiry by the SEC. SCB subsequently restated its financial statements for these periods, and no further restatement is expected. Throughout the informal inquiry, SCB has fully cooperated with the SEC by voluntarily providing numerous documents and records to the SEC and by making its current and former employees available for interviews by the SEC.

      SCB anticipates that the SEC investigation will be concluded by the end of SCB's current fiscal year ending April 30, 2002. SCB will continue to cooperate with the SEC in an effort to resolve the matter as soon as practicable.

      Certain statements contained in this press release and related statements by management of SCB may be deemed to be forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including those relating to the outcome of the SEC's investigation and the other risks and uncertainties described in SCB's filings with the Securities and Exchange Commission. SCB undertakes no obligation to update this forward-looking information except as required by law.

      SCB Computer Technology, Inc. is a leading provider of information technology management and technical services to state and local governments and commercial enterprises, including a number of Fortune 500 companies. For additional information, visit SCB's home page at http://www.scb.com.


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